SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Date of report) (Date of earliest event reported)	May 9, 2005 May 9, 2005

ONEOK, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma (State or other jurisdiction of incorporation)	001-13643 (Commission File Number)	73-1520922 (IRS Employer Identification No.)

100 West Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103
(Zip code)

(918) 588-7000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

The original Form 8-K was filed with the Securities and Exchange Commission on May 9, 2005. This Form 8-K/A is being filed to correct the date on Exhibit 99.1.

On May 9, 2005, ONEOK, Inc. announced it agreed to acquire the natural gas liquids (NGL) businesses owned by several Koch companies for approximately $1.35 billion.

Initial financing will be in the form of a bridge loan or through another short-term credit facility. Permanent financing is expected to come from a combination of available cash, issuance of long-term debt and proceeds from the settlement of equity units in February 2006. The company may also use proceeds from the sale of less strategic assets. Closing is subject to antitrust clearance from the Federal Trade Commission under the Hart-Scott-Rodino Act.

Included in the transaction is Koch Hydrocarbon, LP's entire mid-continent NGL business that provides NGL gathering, fractionation, storage and marketing services for processors in Oklahoma, Kansas and Texas. This includes two fractionators 100 percent-owned by Koch Hydrocarbon located at Medford, Oklahoma, and Hutchinson, Kansas, with combined capacity of 240,000 barrels per day, and a 10 percent ownership in another 110,000 barrel per day fractionator located at Conway, Kansas. In addition, there are two underground NGL storage facilities and a 9,000 barrel per day isomerization facility which is also located at Conway, Kansas.

Also included in the transaction are Koch Pipeline Company, L.P.'s NGL pipeline distribution systems, about 1,800 miles of interstate NGL distribution pipelines that connect Conway, Kansas, and Mont Belvieu, Texas market centers. There are also approximately 2,600 miles of NGL gathering lines owned either by Koch Hydrocarbon or Koch Pipeline Company. Some of the gathering lines and the NGL distribution lines are FERC regulated and receive tariff payments for transporting raw NGLs and products. Additionally, the business receives income from the 50 percent interest in the 200-mile FERC regulated gathering pipeline owned by Chisholm Pipeline Company.

ONEOK will acquire MBFF, LP, which owns an 80 percent interest in the 160,000 barrel per day fractionator at Mont Belvieu, known as MB1. ONEOK will also acquire Koch Vesco Holdings, LLC, an entity which owns a 10.2 percent interest in Venice Energy Services Company, LLC (VESCO), which owns a gas processing complex, near Venice, La. The VESCO facility currently processes an average of 800 million cubic feet per day of gas and provides gas gathering, processing, fractionation, storage and distribution services to offshore Gulf of Mexico gas producers.

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ONEOK will host a conference call at 10:00 a.m. Central Time on May 10, 2005 to discuss the assets to be acquired. The call will be carried live on our Web site and a recording will be available for the next 30 days.

Some of the statements contained in this report and the attached press release are forward-looking statements within the meaning of the Private Securities Litigation

Reform Act of 1995. The forward-looking statements relate to anticipated financial performance, management's plans and objectives for future operations, business prospects, outcome of regulatory and legal proceedings, market conditions, financing transactions and other matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements in various circumstances.

Item 9.01	Financial Statements and Exhibits
Exhibit
	99.1	Press release issued by ONEOK, Inc. dated May 9, 2005.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.
Date:	May 11, 2005	By:	/s/ Jim Kneale
Jim Kneale Executive Vice President -- Finance and Administration and Chief Financial Officer (Principal Financial Officer)

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